   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 27, 2004
                                                           REGISTRATION NO. 333-

--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   ----------
                        GOVERNMENT PROPERTIES TRUST, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                   ----------
      MARYLAND                                          20-0611663
(State of incorporation)                  (I.R.S. Employer Identification No.)
                         10250 REGENCY CIRCLE, SUITE 100
                              OMAHA, NEBRASKA 68114
                                 (402) 391-0010
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

                                   ----------

                           2003 EQUITY INCENTIVE PLAN
                            (FULL TITLE OF THE PLAN)

                                   ----------
                                THOMAS D. PESCHIO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                        GOVERNMENT PROPERTIES TRUST, INC.
                         10250 REGENCY CIRCLE, SUITE 100
                              OMAHA, NEBRASKA 68114
                                 (402) 391-0010
                      (NAME, ADDRESS AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   ----------
                                   COPIES TO:

         DAVID E. GARDELS                           JOHN D. ELLSWORTH
         JAMES C. CREIGH                 LIEBEN, WHITTED, HOUGHTON, SLOWIACZEK &
BLACKWELL SANDERS PEPER MARTIN LLP                CAVANAGH, P.C., L.L.O.
  1620 DODGE STREET, SUITE 2100                2027 DODGE STREET, SUITE 100
      OMAHA, NEBRASKA 68102                       OMAHA, NEBRASKA 68102
          (402) 964-5000                              (402) 344-4000

                                   ----------





                                                    Proposed maximum       Proposed maximum
 Title of Securities to       Amount to be         offering price per     aggregate offering          Amount of
     be registered             registered                share                   price            registration fee
     -------------             ----------                -----                   -----            ----------------
Common Stock                1,000,000 shares           $13.625(1)           $13,625,000(1)              $1727


(1) Calculated pursuant to Rule 457(c) based on the average of the high and low sales price for the common stock as reported by the NYSE on February 25, 2004.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement on Form S-8.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents filed by Government Properties Trust, Inc. (the "Company") with the Commission are incorporated by reference into this Registration Statement:

                 (1) The Company's prospectus filed pursuant to Rule 424(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as filed with the Commission on January 27, 2004;

                 (2) The description of the Company's common stock contained in the Company's Registration Statement on Form 8-A filed with the Commission on January 22, 2004, including any amendment or report filed for the purpose of updating such description; and

                 (3) All reports filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof.

        Any statement contained or incorporated by reference in this document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently filed document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.    DESCRIPTION OF SECURITIES.

Not Applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL.

Not Applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Maryland General Corporation Law (the "MGCL") requires a corporation to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that:

        - an act or omission of the director or officer was material to the matter giving rise to the proceeding and

             -    was committed in bad faith; or

             -    was the result of active and deliberate dishonesty; or

             - the director or officer actually received an improper personal benefit in money, property or services; or

             - in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

        However, under the MGCL, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. The termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent or an entry of an order of probation prior to judgment creates a rebuttable presumption that the director or officer did not meet the requisite standard of conduct required for permitted indemnification. The termination of any proceeding by judgment, order or settlement, however, does not create a presumption that the director or officer did not meet the requisite standard of conduct for permitted indemnification.

        In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of:

        - a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the corporation; and

        - a written undertaking by the director or on the director's behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the director did not meet the standard of conduct.

        The MGCL permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from actual receipt of an improper benefit or profit in money, property or services or active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company's charter contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

        The Company's bylaws obligate the Company, to the fullest extent permitted by Maryland law, to indemnify any director or former director and to pay or reimburse, in advance of final disposition of a proceeding, reasonable expenses incurred by a director or former director, if such person is or is threatened to be made a party to a proceeding by reason of his or her position as a director. In addition, the Company's bylaws permit the Company, to the fullest extent permitted by Maryland law, to similarly provide indemnification and reimbursement of reasonable expenses to:

        - any present or former officer, employee or other agent who is made a party to the proceeding by reason of his or her service in that capacity; or

        - any person who serves or has served at the Company's request as a director, officer, employee or agent of another corporation or entity.

        The Company's bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.

        The Company has entered into indemnification agreements with its directors and executive officers which require, among other things, that it indemnify its directors to the fullest extent permitted by Maryland law, and advance to such persons all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Under these agreements, the Company must also indemnify and advance all expenses incurred by such persons seeking to enforce their rights under the indemnification agreement. Although the form of indemnification agreement offers substantially the same scope of coverage afforded by law, it provides greater assurance to the Company's directors and executive officers and such other persons that indemnification will be available.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED.

Not Applicable.

ITEM 8.    EXHIBITS.


   EXHIBIT       DESCRIPTION
   NUMBER

     4.1 Government Properties Trust 2003 Equity Incentive Plan (incorporated by reference to exhibit 10.1 to the Company's registration statement on Form S-11 (file no. 333-109565))
     5.1         Opinion of Miles & Stockbridge P.C.
    23.1         Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1)
    23.2         Consent of Ernst & Young LLP
    24.1 Powers of Attorney (included on Signature Page of this Registration Statement)

ITEM 9.    UNDERTAKINGS.

(a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                 (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

                 provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Omaha, State of Nebraska, on this 27th day of February, 2004.

                                            GOVERNMENT PROPERTIES TRUST, INC.

                                            By:       /s/ THOMAS D. PESCHIO
                                                --------------------------------
                                            Name:  Thomas D. Peschio
                                            Title: President and Chief
                                                   Executive Officer

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Thomas D. Peschio and Jerry D. Bringard, and each of them, as his or her true and lawful attorney-in-fact with full power of substitution and resubstitution to sign in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her respective capacity as a member of the Board of Directors or officer of the registrant, this registration statement, any and all amendments (including post-effective amendments) to this registration statement and any other documents filed with the Securities and Exchange Commission, as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all said attorneys-in-fact and agents, each acting alone, and his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.




               Signature                                 Title                                  Date


         /s/ THOMAS D. PESCHIO            President, Chief Executive Officer              February 27, 2004
         ---------------------                       and Director
           Thomas D. Peschio

          /s/ NANCY D. OLSON             Chief Financial Officer and Treasurer            February 27, 2004
          ------------------
            Nancy D. Olson

         /s/ JERRY D. BRINGARD            Chairman of the Board of Directors              February 27, 2004
         ---------------------
           Jerry D. Bringard

          /s/ ROBERT M. AMES                           Director                           February 27, 2004
          ------------------
            Robert M. Ames

         /s/ SPENCER I. BROWNE                         Director                           February 27, 2004
         ---------------------
           Spencer I. Browne

         /s/ PHILIP S. COTTONE                         Director                           February 27, 2004
         ---------------------
           Philip S. Cottone

          /s/ ROBERT A. PECK                           Director                           February 27, 2004
          ------------------
            Robert A. Peck

       /s/ RICHARD H. SCHWACHTER                       Director                           February 27, 2004
       -------------------------
         Richard H. Schwachter


                                  EXHIBIT INDEX



    EXHIBIT
     NUMBER       DESCRIPTION

      4.1 Government Properties Trust 2003 Equity Incentive Plan (incorporated by reference to exhibit 10.1 to the Company's registration statement on Form S-11 (file no. 333-109565))
      5.1         Opinion of Miles & Stockbridge P.C.
     23.1         Consent of Miles & Stockbridge P.C. (included in Exhibit 5.1)
     23.2         Consent of Ernst & Young LLP
     24.1 Powers of Attorney (included on Signature Page of this Registration Statement)